UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2015 (July 31, 2015)

THE J.G. WENTWORTH COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania	19807-5148
(Address of principal executive offices)	(Zip Code)

(484) 434-2300
Registrant's telephone number, including area code

The J.G. Wentworth Company
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     Unregistered Sales of Equity Securities.

The J.G. Wentworth Company, a Delaware corporation (the “Company”), previously agreed to acquire all of the outstanding stock of WestStar Mortgage, Inc. ("WestStar") from Walter F. Jones, Kathleen Murphy-Zimpel and Roger W. Jones (collectively, the "WestStar Stockholders") pursuant to, and subject to the terms and conditions of, a stock purchase agreement, dated as of March 6, 2015, among the Company, WestStar and the WestStar Stockholders  (the "Purchase  Agreement").

Under the terms of the Purchase Agreement, the transaction closed on July 31, 2015, on which date the Company issued to the WestStar Stockholders an aggregate of 1,572,327 shares of Class A common stock, par value $0.00001 per share, of the Company ("Class A Common Stock"), having an aggregate value as determined pursuant to the Purchase Agreement of $13.5 million (inclusive of certain amounts held in an escrow holdback pursuant to the Purchase Agreement), representing 25% of the purchase price (prior to taking into account the adjustments contemplated by the Purchase Agreement) payable to the WestStar Stockholders under the Purchase Agreement.

All of the shares of Class A Common Stock issued pursuant to the Purchase Agreement were issued in a private placement and without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated pursuant thereto ("Regulation D"). The exemption from registration pursuant to Regulation D is based on, among other things, representations from the WestStar Stockholders to the effect that they are "accredited investors" as defined in Rule 501 of Regulation D.

ITEM 8.01 Other Events.

On August 3, 2015, the Company issued a press release announcing the closing of the transaction contemplated in the Purchase Agreement. The press release, which is Exhibit 99.1 hereto, is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 3, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen Kirkwood
Name: Stephen Kirkwood
Title: Executive Vice President & General Counsel

Dated:  August 3, 2015

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 3, 2015